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                                                                    EXHIBIT 10.8

                         MCLAUGHLIN INTERNATIONAL, INC.
                        13750 U.S. 281 NORTH, SUITE 600
                            SAN ANTONIO, TEXAS 78232

                                November 8, 1995


Mr. Keith Hall
Managing Director
MSU
270 Upper 4th Street
Witan Gate West
Central Milton Keynes MK9 1DP
England

Dear Mr. Hall:

         This engagement letter (the "Agreement") confirms that MSU (the "Company") has engaged McLaughlin International, Inc. ("Consultant") to act as the Company's consultant (other than the circumstance named in Exhibit A) with respect to certain strategic transactions undertaken by the Company during the next 6 months, and during any extension thereof by mutual agreement of the parties (the "Engagement Period").

         1. Description of Services. During the Engagement Period, Consultant will perform such of the following services as the Company may reasonably request:

         (a) Consultant will familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition, prospects and plans of the Company.

         (b) Consultant shall endeavor to introduce the Company to one or more persons capable of marketing or distributing the Company's products or technology (collectively, the "Products" ) . In the event a marketing or distribution arrangement is consummated with a strategic partner, Consultant shall continue to assist the Company in its dealings with such strategic partner. In particular, Consultant shall act as intermediary between the Company and the strategic partner, and if any controversy arises between the Company and the strategic partner, Consultant shall assist the Company in its efforts to settle such controversy. During
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         the Engagement Period,  the Company shall not contact any person in
         Japan or its affiliates (wherever located) concerning potential strategic transactions regarding the sale or supply of MSU Products other than through Consultant. During the Engagement Period, the Company shall refer to Consultant any inquiries regarding such a possible strategic partnership or marketing and distribution arrangement involving any persons in Japan or their affiliates (wherever located).

         2. Compensation for Services.

         (a) If, during the Engagement Period or during the 12 month period immediately after termination of the Engagement Period, the Company has revenues from the marketing or distribution of Products by a person in Japan or its affiliates (wherever located) first contacted by Consultant with respect to such an arrangement (or a person in Japan or its affiliates introduced to the Company, directly or indirectly, by Consultant), then the Company shall pay to Consultant a fee equal to 5% of such revenues or 10% of the Company's royalties, whichever applicable, up to but less than $1,000,000 (annually) and 6% of such revenues or 12% of the Company's royalties, whichever applicable, equal to or greater than $1,000,000 (annually) for the 7 year period beginning on the first month in which said revenues accrue. Additionally, if during the Engagement Period or during the 12 month period immediately after termination of the Engagement Period, the Company has received fees from up-front research and development payments (including joint venture or collaboration payments), relating to the Products to be distributed or marketed into Japan or its affiliates (wherever located) first contacted by Consultant with respect to such an arrangement (or a person in Japan or its affiliates introduced to the Company, directly or indirectly, by Consultant), the Company shall pay Consultant a fee equal to 7.5% of the receipt of all such up-front fees. Furthermore, if during the Engagement Period or during the 12 month period immediately after termination of the Engagement Period, the Company has received fees from licensing (or outright sale), relating to the Products to be distributed or marketed into Japan or its affiliates (wherever located) first contacted by Consultant with respect to such an arrangement (or a person in Japan or its affiliates introduced to the Company, directly or indirectly, by Consultant), the Company shall pay Consultant a fee equal to 10% of the receipt of all such fees. In each and every case, all aforementioned fees/revenues shall be payable on a monthly basis within the thirty day period following the end of the month in which the revenues accrue. It is the intention of the parties that Consultant be compensated in the event the Company receives fees and/or revenue as a direct or indirect consequence of Consultant's efforts. Consultant's obligation to provide services pursuant to Section 1 is contingent upon timely payment of the fees described in Section 2. Consultant will have the right to audit, no more than once per 12-month period, the Company's books and records to confirm the accuracy of the compensation or fees payable hereunder. The out-of-pocket expenses of such audit shall be borne by Consultant unless such
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audit identifies a discrepancy of at least 5% between the amount actually paid to Consultant hereunder and the amount which should have been paid hereunder, in which case the expenses of such audit shall be borne by the Company.

         (b) During the first two and a half (2.5) years of the Engagement Period, at the closing of the first Transaction(s) that results in the payment or cumulative payment of revenues/fees pursuant to Section 2(a), the Company shall issue to Consultant transferable warrants ("Warrants") which only entitle the holder thereof to purchase 75,000 shares of common stock of the Company per $1,000,000 of revenues/fees (i.e. 150,000 shares for $2,000,000, 225,000 shares for $3,000,000 etc.), up to a maximum of 750,000 shares for $10,000,000 of revenues/fees. Additionally, the Company shall issue to Consultant another 250,000 warrants as a bonus (for a total issuance of 1,000,000 warrants) in the event of $20,000,000 of revenues/fees. For only as long as the Company is a research and development concern, and not a manufacturing business, then the revenues/fees will be defined as follows: a) Product Sales; revenues are based on gross margin (gross margin is revenue from product sales less cost of sales), and b) All Other Revenues/Fees (i.e. Licensing, Research and Development Projects, Royalties, etc.); revenues/fees are based on the actual revenues/fees. All of the aforementioned warrants shall be issued by the Company, to Consultant, after giving effect to the consummation of such Transaction(s), on a fully-diluted basis (assuming the issuance of the maximum number of shares of common stock issuable upon the exercise of warrants issued hereunder, the exercise of outstanding warrants, options and other rights to purchase common stock, and the conversion or exchange of outstanding securities convertible into or exchangeable for, common stock). The Warrants shall be exercisable, in whole or in part, at any time during the 5 year period following the closing of such Transaction(s), at a per share exercise price equal to the LESSER OF 50% of the market price of the Company's common stock at that time OR $10 per share (subject to appropriate adjustment for stock splits, stock dividends and other similar capital changes, and all other customary weighted average anti-dilution adjustments). The Warrants and shares issuable upon exercise of the Warrants shall carry normal, full registration rights.

         3. Expenses/Retainer. The Company shall pay to Consultant a non-accountable expense allowance in the amount of $2,500 per month payable beginning on the first day of the third monthly period of the Engagement Period and on the first day of each monthly period during the Engagement Period thereafter.

         4.      Use of Information About the Company.

         (a) Consultant is authorized to transmit to any of the Exclusive Contacts a copy or copies of any business plan, forms of agreements and any other documentation supplied to Consultant
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expressly for transmission to any of the Exclusive Contacts by or on behalf of the Company. Except in connection with its services hereunder, Consultant shall not make use of the Information and shall keep the Information confidential except to the extent that: (i) the Information is or becomes publicly available (otherwise than through disclosure by Consultant), (ii) disclosure is required by law or requested by any governmental agency or regulatory body, or (iii) the Information is disclosed to Consultant by a source other than the Company or its agents.

         (b) Confidential information means all unpatented designs, drawings, data specifications, manufacturing processes, testing procedures and all other technical business and similar information relating to the Company and its products including all readable computer or other machine readable data logic, logic diagrams, flow charts, coding, listings, test data or routines, diagnostic programs or other material relating to or comprising software or hardware, together with all patent rights and applications, copyrights and design rights registerable or otherwise. The Consultant acknowledges that it will have access to commercially sensitive information of the Company which is confidential and proprietary to the Company. The Consultant agrees to keep and to ensure that its personnel shall keep the confidential information and all other matters arising or coming to its attention in connection with the confidential information secret and confidential and not at any time for any reason whatsoever to disclose it or permit it to be disclosed to any third party except that is permitted hereunder to enable the Consultant to carry out its duties and obligations.

         5.      Conditions of Transaction.   Consultant's services to be
performed hereunder are subject to certain conditions, including (i) satisfactory completion of due diligence by Consultant, (ii) the form and terms of the strategic partnership being mutually acceptable to the Company and Consultant, and (iii) the absence of a material adverse change in the condition of the Company.

         6. Press Announcements. At any time after the consummation or public announcement of a strategic partnership, and with the prior written approval of the Company (which approval shall not be unreasonably withheld or delayed), Consultant may place an announcement in such newspapers and publications as it may choose, stating that Consultant has acted as consultant in connection with the transaction.

         7.      Indemnification.   The Company agrees to indemnify and hold
harmless Consultant and its affiliates, and their directors, employees, and agents, and their respective successors, legal representatives an assigns (Consultant and each such person, including their successors, legal representatives and assigns, being referred to herein as an "Indemnified Person"), from and against all claims, liabilities, losses and damages related to or arising out of (i) actions taken or omitted to be taken (including statements made or omitted to be made in any materials regarding the Company)
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by the Company or an affiliate of the Company or a director, employee,  agent or representative thereof (other than an Indemnified Person) or (ii) the breach of any representation or warranty of the Company contained in the Engagement Letter; and the Company will reimburse each Indemnified Person for all expenses (including reasonable attorneys' fees) as they are incurred in connection with the investigation, preparation, and defense of any such claim or action, whether or not the Indemnified Person is or is threatened to be a party thereto. No Indemnified Person shall have any liability to the Company, or a director, employee, agent or representative thereof in connection with the services rendered pursuant to the Engagement Letter except for claims, liabilities, losses, damages and expenses which arise from the Consultant's failure to fulfill its obligations pursuant to the terms of the Engagement Letter.

         8. Representations and Warranties of the Company. The Company represents and warrants to Consultant that this Agreement has been duly authorized, executed and delivered by the Company, does not conflict with any other agreement to which the Company is a party, and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Company represents that, to the best of its knowledge, the Information (including any offering materials) will not, when delivered and at the closing of the Transaction, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Company agrees to advise Consultant promptly of the occurrence of any event or any other change prior to the closing known to it which results in the Information containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

         9. Termination. The Engagement Period may be terminated by either party for any reason (prior to the termination of the period set forth in the introductory paragraph hereof) upon written notice to the other party.

         10. Survival of Certain Provisions. The Company's obligations under Sections 2, and 7, and the Company's representations under Section 8, shall remain in full force and effect and shall not be affected by (i) any investigation made by or on behalf of Consultant, (ii) consummation of a strategic partnership, or (iii) termination of this Agreement. The Company's obligations under Section 3 shall remain in full force and effect and shall not be affected by (i) any investigation made by or on behalf of Consultant, or
(ii) consummation of a strategic partnership. Mutual obligations of both the Company and the Consultant under Section 4 shall remain in full force and effect and shall not be affected by (i) any investigation made by or on behalf of either the Company or Consultant, or (ii) consummation of a strategic partnership, or (iii) termination of this Agreement.
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         11.     General.  This Agreement may be amended only by the written agreement of each party hereto. The parties acknowledge and agree that Consultant is an independent contractor of the Company and is not an affiliate, partner, joint venturer or agent of the Company. This Agreement may not be assigned by the Company and may be assigned by Consultant only with prior written consent of the Company (which would not be unreasonably withheld) and only to Advisor's affiliates or another entity organized or acquired by Mark McLaughlin for the purpose of providing consulting services. Subject to the restrictions on assignment contained herein, the provisions of this Agreement shall be binding on and inure to the benefit of each party hereto, and such party's successors, personal representatives and assigns. This Agreement sets forth the entire understanding between the parties hereto concerning the subject matter contained herein, and supersedes all prior discussions and agreements. In the event that any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. As used herein, the term "person" shall include all natural persons, corporations, trusts, partnerships, joint ventures, associations and other entities. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall be governed by the laws of the State of Texas.

         Please sign and return one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter shall constitute a binding agreement between you and the undersigned as of the date first above written.

                                   Sincerely,

                                   McLAUGHLIN INTERNATIONAL, INC.

                                   By:       /s/ MARK McLAUGHLIN
                                      -----------------------------------------
                                             Mark McLaughlin, President

Accepted and Agreed:

MSU

By:      /s/ KEITH HALL
   -----------------------------------
         Keith Hall, Managing Director
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                                   EXHIBIT A

1).  Matsushita with specific regard to the "Envoy" chip ONLY.

2).  Fujitsu with specific regard to the "Minstrel" product discussions via
     ICL.

February 5, 1996

Mr. Keith Hall
Managing Director
MSU
270 Upper 4th Street
Witan Gate West
Central Milton Keynes MK9 1DP
England

Dear Mr. Hall:

Pursuant to the Engagement Letter dated November 8, 1995 (the "Engagement Letter) between McLaughlin International, Inc. ("Consultant") and MSU (the "Company"), The Company has engaged Consultant to act as the Company's consultant in connection with certain strategic transactions. The purpose of this letter is to amend certain provisions of the Engagement Letter as follows:

ITEM 1

In order to correct an inadvertent limitation contained in Section 2(b) of the Engagement Letter, the words "the first" which appear in the second line of the first sentence of such section are hereby deleted (so that there is no misunderstanding that the number of Warrants to received by Consultant shall be based on the cumulative revenues/fees received from all Transactions during each year), and the reference to Section 2(b) appearing the third line of that sentence is hereby changed to Section 2(a).

ITEM 2

The word "Advisor's" appearing in the third sentence of Section 11 of the Engagement Letter is hereby changed to the term "Consultant (in order to be made consistent with the other provisions of the Engagement Letter).

All other terms of the Engagement Letter are hereby ratified and affirmed. To the extent that any term contained in this Amendment is inconsistent with the Engagement Letter, this Amendment shall control and the Engagement Letter shall be deemed modified.
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Please sign and return one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter shall constitute a binding amendment to the Engagement Letter as of the date first above written.

                                   Sincerely,

                                   McLAUGHLIN INTERNATIONAL, INC.

                                   By:      /S/ MARK McLAUGHLIN
                                       ----------------------------------------
                                            Mark McLaughlin, President

Accepted and Agreed:

MSU

By:      /S/ KEITH HALL
--------------------------------------
         Keith Hall, Managing Director


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May 8, 1996

Mr. Wynford Holloway
Chairman
MSU
526-528 Elder Gate
Central Milton Keynes, Bucks
MK9 1LR
England

Dear Mr. Holloway:

Pursuant to the Engagement Letter dated November 8, 1995, Amendment Number 1 dated February 5, 1996, Amendment Number 2 dated February 8, 1996, and Amendment Number 3 dated March 28, 1996 (the "Engagement Letter) between McLaughlin International, Inc. ("Consultant") and MSU (the "Company"), The Company has engaged Consultant to act as the Company's consultant in connection with certain strategic transactions. The purpose of this Fourth Amendment to the Engagement Letter ("Amendment") is to extend the term of the Engagement Period and nullify Amendment Number 2 dated February 8, 1996 and Amendment Number 3 dated March 28, 1996. Capitalized terms used, but not defined, in this Amendment, shall have the meanings assigned to them in the Engagement Letter.

         THE ENGAGEMENT LETTER IS HEREBY AMENDED AS FOLLOWS:

         ITEM 1

         The Company and Consultant hereby mutually agree to extend the term Engagement letter dated November 8, 1996, as amended, for an additional period of 6 months, and during any extension thereof by mutual agreement of the parties.

         ITEM 2

         Amendment Number 2 dated February 8, 1996 and Amendment Number 3 dated March 28, 1996 are hereby rescinded as part of the Engagement Letter dated November 8, 1995.

All other terms of the Engagement Letter are hereby ratified and affirmed. To the extent that any term contained in this Amendment is inconsistent with the Engagement Letter, this Amendment shall control and the Engagement Letter shall be deemed modified.
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Please sign and return one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter shall constitute a binding amendment to the Engagement Letter as of the date first above written.

                                   Sincerely,

                                   McLAUGHLIN INTERNATIONAL, INC.

                                   By:      /s/ MARK McLAUGHLIN
                                      -----------------------------------------
                                            Mark McLaughlin, President

Accepted and Agreed:

MSU

By:      /S/ WYNFORD HOLLOWAY
   --------------------------------
         Wynford Holloway, Chairman